UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 3, 2013

CANANDAIGUA NATIONAL CORPORATION (Exact name of registrant as specified in its charter)

2-94863
(Commission File Number)

New York (State or other jurisdiction of incorporation or organization)	16-1234823 (IRS Employer Identification Number)

72 South Main Street Canandaigua, New York (Address of principal executive offices)	14424 (Zip code)

(585) 394-4260 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Retirement and Appointment of Officer(s)

Canandaigua National Names Frank H. Hamlin, III CEO

Canandaigua, N.Y., April 3, 2013— In accordance with Canandaigua National Corporation’s CEO succession plan, established in September 2010, Mr. George W. Hamlin, IV stepped down as Chief Executive Officer of Canandaigua National Corporation effective Friday, March 29, 2013.

He will continue as Chairman of the Board of the Canandaigua National Corporation and as a full-time employee of the subsidiary, Canandaigua National Bank & Trust Company as an Officer & Senior Policy Advisor.

The Board of Directors unanimously approved the appointment of Frank H. Hamlin, III to the position of President and Chief Executive Officer of Canandaigua National Corporation, effective Friday, March 29, 2013. Frank was named President in 2011 and has served as a member of the Board of Directors since 2004.

Founded in 1887, Canandaigua National Bank and Trust is the region’s only locally owned, full-service community bank, with 24 branches in Ontario and Monroe counties, as well as Financial Services Centers located in Bushnell’s Basin and Geneva. Together they offer a full range of financial services for individuals, businesses, municipalities and not-for-profit organizations. For more information, visit www.cnbank.com.

Item 9.01 Financial Statements and Exhibit
(a) Exhibits 99.1 Press Release dated April 3, 2013

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANANDAIGUA NATIONAL CORPORATION
(Registrant)

April 3, 2013	/s/ Lawrence A. Heilbronner
Date	Lawrence A. Heilbronner
Executive Vice President and Chief Financial Officer